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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 19, 2004, relating to the financial statements and financial statement schedule of InfraSource Services, Inc. and subsidiary as of December 31, 2003 and for the period May 30, 2003 (inception) to December 31, 2003, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 26, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS